Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Zacharey Zenith, President, Secretary and Treasurer of Mobilis Relocation Services Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the quarterly report on Form 10-Q of Mobilis Relocation Services Inc. for the period ended June 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mobilis Relocation Services Inc.

Dated: August 13, 2008

/s/ Zacharey Zenith
Zacharey Zenith
President, Secretary and Treasurer
(Principal Executive Officer and
Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Mobilis Relocation Services Inc. and will be retained by Mobilis Relocation Services Inc. and furnished to the Securities and Exchange Commission or its staff upon request.